Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24095) of Trico Marine Services, Inc. of our report dated June 17, 2004 relating to the financial statements and financial schedule of Trico Marine Operators, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

June 28, 2004

End of Filing